Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 17, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and between TraQiQ Inc., a California corporation (the “Grantor”), in favor of Evergreen Capital Management LLC, as collateral agent for the Noteholders of the Notes of the Grantor referred to below (the “Secured Party”).

WHEREAS, Grantor has issued its 10% OID Senior Secured Promissory Notes due June 17, 2022 (as amended, and together with any promissory note(s) issued in exchange for or upon the transfer thereof, the “Notes”) pursuant to the Securities Purchase Agreement dated as of September 17, 2021 (the “Purchase Agreement”) between the Grantor and the purchasers of the Notes that are parties thereto (each a “Noteholder” and collectively, the “Noteholders”); and

WHEREAS, it is a condition precedent to the purchase of the Note by the Noteholders that the Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” means the occurrence of any of the following events:

(a) the occurrence of an Event of Default under, and as defined in, the Note;

(b) any representation or warranty of Grantor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) the failure by Grantor to observe or perform any of its material obligations hereunder for five (5) days after delivery to Grantor of notice of such failure by or on behalf of the Secured Party; or

(d) if any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Grantor, or a proceeding shall be commenced by Grantor, or by any governmental authority having jurisdiction over Grantor, seeking to establish the invalidity or unenforceability thereof, or Grantor shall deny that Grantor has any liability or obligation purported to be created under this Agreement.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Party, and upon Secured Party making proper filings of UCC-1 financing statements, hereby creates a continuing First Priority lien and security interest in favor of the Secured Party, in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) the properties, assets, and rights of the Grantor described in Attachment 1 hereto, wherever located, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer; and

(b) all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing, whether now or hereafter arising.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Grantor from time to time arising under the Notes, this Agreement or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and Mandatory Default Amount (as defined in the Notes), if any, on the Notes when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the Notes and this Agreement; and

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(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect of the Notes, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”).

4. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, promptly take all actions as may be requested by the Secured Party or any Noteholder to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Grantor shall promptly take all actions as may be requested from time to time by the Secured Party or any Noteholder so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party or any Noteholder pursuant to this Section promptly to the Secured Party or such Noteholder, as the case may be, upon request.

(c) If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall promptly deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(d) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party or any Noteholder may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. The Grantor represents and warrants as follows:

(a) It has previously delivered to the Secured Party and each Noteholder a certificate signed by the Grantor and entitled “Perfection Certificate” (“Perfection Certificate”), and that: (i) the Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) the Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth, the Grantor’s place of business (or, if more than one, its chief executive office), (iv) all other information set forth on the Perfection Certificate relating to the Grantor is accurate and complete and (v) there has been no change in any such information since the date on which the Perfection Certificate was signed by the Grantor.

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(b) All information set forth on the Perfection Certificate relating to the Collateral is accurate and complete in all material respects and there has been no change in any such information since the date on which the Perfection Certificate was signed by the Grantor.

(c) The Collateral consisting of securities (if any) have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. None of the Collateral constitutes, or is the proceeds of, (i) farm products, (ii) as-extracted collateral, (iii) manufactured homes, (iv) health-care-insurance receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral. The Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(d) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and any third party property rights.

(e) Upon Secured Party making proper filings of UCC-1 financing statements, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral securing the payment and performance when due of the Secured Obligations.

(f) Grantor has full power, authority and legal right to issue the Note and to pledge the Collateral pursuant to this Agreement.

(g) This Agreement has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(h) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the issuing of the Notes by the Grantor and the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder.

(i) No the execution and delivery of this Agreement by the Grantor and the performance by the Grantor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.

(j) The Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral.

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6. Voting, Distributions and Receivables.

(a) The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Grantor may, to the extent the Grantor has such right as a holder of the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, any such vote, consent, ratification or waiver materially detracts from the value thereof as Collateral or is inconsistent with or result in any violation of any provision of the Notes or this Agreement.

(b) If any Event of Default shall have occurred and be continuing, the Secured Party may, or at the request and option of the Secured Party the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party during the continuance of such Event of Default.

7. Covenants. The Grantor covenants as follows:

(a) The Grantor will not, without providing at least 30 days’ prior written notice to the Secured Party and each Noteholder, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b) The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate and the Grantor will not remove the Collateral from such locations without providing at least 30 days’ prior written notice to the Secured Party and each Noteholder. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably required by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(c) The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(d) Except in the ordinary course of business, the Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein.

(e) The Grantor will keep the Collateral in good order and repair, ordinary wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit the Secured Party or any Noteholder, or its designee, to inspect the Collateral at any reasonable time, wherever located, provided the Secured Party or such Noteholder has provided the Grantor at least two Business Days’ prior written notice of such inspection.

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(f) Except for amounts in good faith dispute, the Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(g) The Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

8. Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable during the continuance of an Event of Default. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with this Agreement.

9. Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.

10. Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.

11. Remedies Upon Default.

(a) If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 15 hereof ten days prior to the date of such disposition shall constitute reasonable notice. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

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(b) If any Event of Default shall have occurred and be continuing, all rights of the Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) shall immediately cease during the continuance of such Event of Default, and all such rights shall thereupon become vested in the Secured Party during the continuance of such Event of Default, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral during the continuance of such Event of Default.

(c) If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party, acting at the direction of the Noteholders, shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(d) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12. No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. Security Interest Absolute. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

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(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note or this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Note or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.

14. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party, acting at the direction of the Noteholders, and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

15. Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Purchase Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

16. Continuing Security Interest; Further Actions. Upon Secured Party making proper filings of UCC-1 financing statements, this Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17 remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party, given at the direction of the Noteholders. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interests in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with the Note and other transaction documents, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

17. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18. Governing Law; Jurisdiction; Jury Trial. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware. Grantor hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Grantor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

19. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TraQiQ Inc., as Grantor

By:
Name:	Ajay Sikka
Title:	Chief Executive Officer

Address for Notices:

14205 SE 36th Street, Suite 100
Bellevue, WA 98006

EVERGREEN CAPITAL MANAGEMENT LLC, as Secured Party

By:
Name:	Jeff Pazdro
Title:	Manager

Address for Notices:

156 West Saddle River Road
Saddle River, NJ 07458

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ATTACHMENT 1

All right, title, interest, claims and demands of the Grantor in and to the following property:

1.	All Accounts;

2.	All Chattel Paper;

3.	All Deposit Accounts and cash;

4.	All Documents;

5.	All General Intangibles;

6.	All Goods;

7.	All Instruments;

8.	All Intellectual Property;

9.	All Inventory;

10.	All Investment Property;

11.	All Unencumbered Equipment; and

12.	All Letter-of-Credit Rights.

To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of Delaware as in effect from time to time.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature hereafter acquired or developed by the Grantor, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

Schedule A

PERFECTION CERTIFICATE

Reference is hereby made to that certain Security Agreement (the “Security Agreement”), dated as of September 17, 2021, made by and among TraQiQ Inc., a California corporation (the “Grantor”), in favor of Evergreen Capital Management LLC, as Secured Party (the “Secured Party”). Capitalized terms used but not defined herein have the meanings assigned to them in the Security Agreement.

The undersigned hereby certifies to the Secured Party:

1.	Name.

(a)	The exact legal name of the Grantor, as such name appears in its respective certificate of incorporation or any other formation or organizational document, is as follows:

TraQiQ, Inc.

(b)	The following are any other legal names that the Grantor has had in the past four months, together with the date of the relevant change:

NONE

(c)	The following are any other names (including trade names) used by the Grantor, or any other business or organization to which the Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past four months:

NONE

2.	Other Identifying Factors.

(a)	Grantor is the type of entity below:

A corporation

(b)	Grantor is a registered organization except to the extent disclosed below:

N/A

(c)	The jurisdiction of organization or formation of Grantor is as follows:

California

(d)	Except as set forth below, Grantor has not changed its jurisdiction of organization or formation at any time during the past four months:

N/A

A-1

3.	Current Locations.

(a)	The chief executive office of the Grantor is located at the following address:

14205 SE 36th Street, Suite 100, Belleview, WA 98006

The following are all locations where the Grantor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or goods:

14205 SE 36th Street, Suite 100, Belleview, WA 98006

4.	Intellectual Property.

(a)	The following is a list of all the Grantor’s United States patents, patent licenses, trademarks and trademark licenses registered with the United States Patent and Trademark Office and all other patents, patent licenses, trademarks and trademark licenses, including the name of the registered owner and the registration number of each patent, patent license, trademark and trademark license owned by the Grantor:

The domain name www.traqiq.com and other domain names used in the operation of the Grantor’s business.

(b)	The following is a list of all the Grantor’s United States copyrights and copyright licenses and all other copyrights and copyright licenses, including the name of the registered owner and the registration number of each registered copyright or copyright license owned by the Grantor:

None

5.	Stock Ownership and Other Equity Interests.

(a)	The following is a list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interests of the Grantor, the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests and whether such interests are certificated or non-certificated. Also set forth below is each equity investment of the Grantor that represents 50% or less of the equity of the entity in which such investment was made:

The Grantor is authorized to issue 300,000,000 shares of common stock and 10,000,000 shares of Series A preferred stock. A stockholder list has separately been delivered to the Secured Party. In addition, options & warrants to purchase an aggregate of 6,810,184 shares of common stock of the Grantor are outstanding.

6.	Instruments and Tangible Chattel Paper.

(a)	The following is a list of all instruments (other than checks to be deposited in the ordinary course of business), promissory notes, tangible chattel paper and other evidence of indebtedness held by the Grantor:

None.

7.	Schedule of Filings.

(a)	The following is a list of the appropriate filing offices for the UCC-1 financing statements:

TraQiQ, Inc. – State of California, State of Washington

(b)	The following is a list of the appropriate filing offices for the Intellectual Property filings described above:

State of California, State of Washington

[signature page follows]

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IN WITNESS WHEREOF, the undersigned executed this certificate effective as of September 17, 2021.

TraQiQ Inc.

By:
Name:	Ajay Sikka
Title:	Chief Executive Officer

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